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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. (20549)

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 9, 2006

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                           ILINC COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                                            76-0545043
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                     1-13725
                            (Commission File Number)

2999 NORTH 44TH STREET, SUITE 650, PHOENIX, ARIZONA                 85018
   (Address of principal executive offices)                      (Zip code)


                                 (602) 952-1200
              (Registrant's telephone number, including area code)

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  See Item 3.02 below.

ITEM  3.02        UNREGISTERED SALES OF EQUITY SECURITIES

On June 9, 2006, iLinc Communications, Inc. (the "Company) completed a private placement of its common stock. The offering provides the Company with total gross proceeds of $2,000,000 in exchange for 5.4 million shares of its common stock, par value $.001. There were no warrants or other consideration provided to the investors. The shares of common stock were not registered under the Securities Act of 1933 and were offered in a private placement under Section 4(2) of the Securities Act. The offering was made to a limited number of accredited investors without public solicitation or advertisement. The Company was represented by Canaccord Adams, Inc. who acted as the placement agent. Canaccord Adams, Inc. received a placement agent fee aggregating $180,000. The shares of common stock were sold to accredited investors of which two were institutions based in New York and London. Pursuant to a Registration Rights Agreement entered into by the purchasers and the Company, the Company will file a registration statement covering the shares of common stock within 30 days of the closing. The proceeds from the sale of the common stock provide the Company with general working capital to be used for continued investment in research and development and capital expansion.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:

EXHIBIT NUMBER        DESCRIPTION
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99.1                  Press release dated June 12, 2006, issued by iLinc
                      Communications, Inc. filed herewith.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ILINC COMMUNICATIONS, INC.


                                       By: /s/ James M. Powers, Jr.
                                           -------------------------------------
                                           President and Chief Executive Officer
Date:  June 13, 2006




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                                  EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION OF EXHIBIT
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99.1                     Copy of press release issued by iLinc Communications on
                         June 12, 2006.